Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.

                                                                    Exhibit 10.5

                                              Draft 08/21/1997


                         JOINT VENTURE CONTRACT

                               TO ESTABLISH


                YANGCHENG INTERNATIONAL POWER GENERATING
                            COMPANY LIMITED






                     August 1996 in Beijing, China

                                    Chapter 1
                               General Principles

         North China Electric Power Group Corporation, Jiangsu Province Investment Corporation. Shanxi Energy Enterprise (Group) Company. Shanxi Provincial Power Company, Jiangsu Provincial Power Company, and AES China Generating Co. Ltd. in accordance with the Law of the People's Republic of China On Cooperative Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, and the principle of equality and mutual benefits, through friendly discussions, hereby agree to jointly invest in and establish a Sino-foreign cooperative joint venture company which shall be named Yangcheng International Power Generating Company Limited (hereinafter "Company"), in Shanxi Province, the PRC.

         Whereas, the Company shall develop a 6x350 MW power plant, based on coal deliveries from Shanxi Province, with the electricity produced to be transmitted to Jiangsu Province.

         Now therefore, it is hereby agreed among the Parties hereto as follows:

                                    Chapter 2
                                   Definitions

         Article 1. The following definitions of certain terms hereafter used in this Contract shall apply for the purposes of this Contract:

Power Plant - means the 6X350MW coal-fired power plant invested and constructed by the Parties in Yangcheng County, Shanxi Province.

Project - means the 6x350 MW coal-fired Power Station invested and constructed by the Parties in Yangcheng County, Shanxi Province and the land on which the Company enjoys all rights of use and auxiliary facilities directly related to the Power Plant.

Articles of Association - means the articles of association of Yangcheng International Power Generating Company Limited as concluded and amended by the Company's Board of Directors.

Business License - means the enterprise legal person business license issued by the State Administration for Industry and Commerce of the PRC or its authorized organizations to the Yangcheng International Power Generating Company Limited.

Clearances - means all clearances, permits, consents, approvals, authorizations and licenses required for the construction and operation of the Project as contemplated by the Contract.

China or PRC - means the People's Republic of China.

MOFTEC - means the Ministry of Foreign Trade and Economic Cooperation.

Subsidiary - means wholly-owned subsidiary of the Party to the Company.

Coal Supply Contract - means the long-term contracts to be entered into by the Company and the coal suppliers in Shanxi Province for the coal supply to the Power Plant.

Power Purchase Contract - means the Contract to be entered into by the Company and Jiangsu Provincial Power Company for the sale and purchase of electricity.

EPC - means the Contract to be entered into by the Company and Shanxi Provincial Power Company for the engineering, procurement and construction of the Project.

Operator - means Shanxi Provincial Power Company, the operating and managing company determined by the Board of Directors, which shall be responsible for the management, operation and maintenance of the Power Plant.

Operation Contract - means the Contract to be entered into by the Company and Shanxi Provincial Power Company for the management, operation and maintenance of the Power Plant.

Lenders - means domestical and overseas financial institutions that will or may provide financing to the Company, or the financial institutions that will on-lend the foreign export credit.

Financial Closing - means the binding commitment from Lenders, as evidenced by one or more executed definitive credit agreements in an amount sufficient to complete the development, construction, commissioning and trial operating of the Project.

Reasonable Profit - means the distributable profit estimated based on the approved expected financial internal rate of return in the Feasibility Study Report of the Project.

Right of Ways and Land Lease Contracts - means the contracts for obtaining right of use of the ways and the land required by the Company during the period of construction and operation for the Project.

Project Documents - means the Power Purchase Contract, Coal Supply Contract, Operation Contract, EPC, the credit agreements. Interconnection & Dispatch including Right of Ways and Land Lease Contract related to the Project.

RMB - means the Renminbi, the official currency of the PRC.

U.S. Dollars - means the official currency of the United States of America.

the Land - means the land in Yangcheng County. Shanxi Province used for construction of the Project as specified in the Site Description Map attached to the Feasibility Study Report and Site Lease Agreement.

                                    Chapter 3
                          Parties to the Joint Venture

         Article 2. The Parties to this Contract (hereinafter referred to jointly as the "Parties", and individually as the "Party") are:

         North China Electric Power Group Corporation (hereinafter "Party A"), incorporated with Beijing Administration of Industry and Commerce, with its legal address at 32 Zaolinqian Street, XuanWu District, Beijing, the PRC, and with its general manager, Mr. Jiao Yian, a citizen of the PRC, as its legal representative;

         Jiangsu Province Investment Corporation (hereinafter "Party B"), incorporated with Jiangsu Administration of Industry and Commerce, with its legal address at No.5 Shanghai Road, Nanjing City, Jiangsu Province, the PRC, and with its Chairman, Mr. Chao Renxiang, a citizen of the PRC, as its legal representative;

         Shanxi Energy Enterprise (Group) Company (hereinafter "Party C"), incorporated with the Shanxi Administration of Industry and Commerce, with its legal address at Building 10, Guoshi Street, Taiyuan City, Shanxi Province, the PRC, with its Chairman, Mr. Wu Junzhou, a citizen of the PRC, as its legal representative;

         Jiangsu Provincial Power Company (hereinafter "Party E"), incorporated with Jiangsu Administration of Industry and Commerce, with its legal address at 20 Beijing West Road, Nanjing City, Jiangsu Province, the PRC, and with its general manager, Mr. Gu Zhipeng, a citizen of the PRC, as its legal representative;

         AES China Generating Co. Ltd. (hereinafter "Party F"), incorporated in Bermuda, with its legal address at 9/F., Allied Capital Resources Bldg., 32-38 Ice House Street Central, Hong Kong and with its President, Paul Hanrahan, a citizen of the U.S., as its legal representative.

                                    Chapter 4
                          Establishment of the Company

         Article 3. In accordance with the Law of the People's Republic of China On Cooperative Joint Ventures Using Chinese and Foreign Investment and other relevant Chinese laws and regulations, the Parties agree to establish a Sino-foreign cooperative joint venture company within the territory of China, which shall be named Yangcheng International Power Generating Company Limited.

         Article 4. The name of the Company shall be [Chinese Characters] in Chinese and "YANGCHENG INTERNATIONAL POWER GENERATING COMPANY LIMITED" in English. The legal address of the Company shall be No. 151 Shooing Ta Si Street, Tai Yuan City in Shanxi Province, the PRC.

         The Company shall be a Chinese legal person and thus be governed and protected by Chinese laws. All activities of the Company shall comply with Chinese laws, regulations and other provisions of the PRC.

         Article 5. The Company shall be a limited liability company and shall be liable for its debts with the total assets of the Company. Each Party shall share risks, losses and liabilities of the Company in proportion to their respective contribution to the registered capital of the Company and within its subscribed capital.

         The Parties shall share the rights sand interests under this Contract according to their contribution to the registered capital and cooperation condition and in accordance with the provisions of this Contract.

                                    Chapter 5
                           Business Purpose and Scope

         Article 6. The purposes of the Company are:

         (a) to increase utilization of the coal resources in Shanxi Province, to improve Jiangsu's supply of electricity, to purchase and utilize advanced power generation technology, to finance, construct, operate, maintain and manage the Power Plant for the generation and sales of electricity, to implement scientific and highly efficient management techniques in the operation of the Power Plant, and to promote economic development in Shanxi and Jiangsu provinces; and

         (b) to achieve efficient power production of the Power Plant and achieve Reasonable Profits for each Party.

         Article 7. The business scope of the Company is:

                    generation and sales of electricity; construction and management of the Power Plant; and development of comprehensive utilization related to the production of electricity.

                                    Chapter 6
                     Total Investment and Registered Capital

         Article 8. The amount of total investment of the Company is 13.2 billion RMB which is equivalent to 1571.53 million U.S. Dollars.

The registered capital of the Company shall be 392.86 million U.S.
Dollars, accounting for 25% of the total investment set forth above. Party A shall own 25% of the registered capital of the Company, Party B - 20%, Party C 16%, Party D - 10%, Party E - 4% and Party F - 25%. The capital contribution of each Party are as follows: Party A 98.22 million U.S. Dollars, Party B 78.57 million U.S. Dollars, Party C 62.86 million U.S. Dollars, Party F 98.22 million U.S. Dollars.

          Article 9. The Company, with agreement from all Parties, shall only be responsible for fees, costs and expenses directly related to the Project.

          Article 10. Party A, Party B, Party C, Party D and Party E shall make their capital contribution in RMB cash which shall be denominated in U.S. Dollars; Party F shall make its capital contribution in U.S. Dollars. Conversion of RMB to U.S. Dollars shall be calculated based upon the intermediary price of the buying and selling exchange rate as published by the People's Bank of China on the date of each contribution.

          Article 11. According to relevant Chinese law, regulations and the requirements of the Lenders, the Parties shall each pay 15% of its registered capital contribution within three months of the issuance date of the Business License. The remaining registered capital shall be paid by the Parties in installments within three years on the basis of registered capital contribution ratio, on the dates and in the amounts determined by the Board of Directors after the official execution of EPC Contract and Loan Agreement.

          Article 12. The increase, reduction or assignment of the registered capital of the Company shall be subject to the decision of the Board of Directors and approval of MOFTEC. The procedures for the registration of such alteration shall then be handled by the original registration authority.

          Article 13. After the Parties have paid each installment of their respective registered capital contributions and an accounting firm registered in China has verified the contribution and issued a verification report, the Company shall issue an investment certificate to each Party. The investment certificate shall bear the names of the Parties, the date of the contributions, the type of currency, the amounts of contribution and the date of the issuance of the certificates.

                                    Chapter 7
                       Financing and Cooperation Condition

          Article 14. The difference between the total Investment and the registered capital shall be financed as follows:

                      a) The foreign exchange shortfall, [***] million U.S. Dollars, shall be met through export credit guaranteed and on-lent by the Bank authorized by the State. The Company shall be responsible to borrow and be responsible to repay the principal and interest on such loan while the five Chinese investors shall provide counter-guarantee in proportion to their contributions to the registered capital, which shall be the cooperation conditions of the five Chinese parties.

                      b) The RMB shortfall, [***] million RMB, shall be met in the form of loan of the Company and repaid by the Company at the interest rate set forth by the People's Bank of China and quoted by


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                      the State Development Bank for loan of similar term. Such loan shall be arranged by Party A, B, C, D, and E on behalf of the Company (including their own fund) or guaranteed by Party A, B, C, D and E in proportion to their contributions to the registered capital, which shall be the cooperation condition of the five Chinese parties.

         Article 15. As the five Chinese parties have provided guarantee or counter guarantee for [***] million U.S. Dollars loan and [***] million RMB loan of the Company as per this Contract, the Company shall use its all efforts to fulfill all the obligations under the Loan Agreement, including borrowing short term loan to repay the principal and interest of the above mentioned loans. In the event that due to the Company's failure to repay the principal and interest of such loans in time, and the guarantors are required by the Lenders to make such repayment, then after the five Chinese parties or any one or several of them have performed the obligations of guarantee, such party or parties that have performed their obligations shall at once have the right of subrogation against such guaranteed debts.

                                    Chapter 8
                       Favorable Treatment to the Company

         Article 16. In the event that the issuance, amendment, supplement or rescission by the Government of China or its agencies of the laws, regulations or policies in respect of tax, customs, foreign exchange or other issues after the execution of this Contract or Project Documents enable the Company to enjoy more favorable conditions than those offered by this Contract, without harming the interest of any Party, the Company shall apply for such favorable treatments in accordance with relevant rules.

         Article 17. After the execution date of this Contract and the Project Documents, if a Party's economic benefits under this Contract or Project Documents, directly or indirectly, are adversely affected because of the issuance, amendment, supplement or rescission of the laws, regulations or policies in respect of tax, customs, foreign exchange or other issues by the Government of China or its subdivision, the Parties shall consult upon notice from the affected Party requesting consultation and shall make necessary amendments to the relevant provisions of this Contract so as to maintain each Party's economic benefits under this Contract. However, such amended provisions shall take effect only upon approval of the original examination and approval authority.

                                    Chapter 9
               Assignment of Right and Interest in Registered Capital

         Article 18. During the term of this Contract, no Party may sell, assign, pledge, or dispose of its right and interest in the registered capital of the Company without the consent of the Board of Directors and the approval of MOFTEC.


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

         When a Party wishes to dispose of all or any part of its right and interest in registered capital in the Company, the other Parties shall have a preemptive right to purchase in proportion on their share of registered capital. The Terms for such transfers by a Party to the other Parties shall be no less favorable than those offered to any third party. Within 45 days after delivery of the written offer by the transferring party, any interested Parties shall deliver their response stating whether or not it accepts the offer to purchase the transferring Party's interest in the Company. If a Party or other Parties fail(s) to accept such offer within the aforementioned 45-day period or if a Party or other Parties express(es) no interest, it will be deemded to have given its consent to such transfer. In such event, the company's Board of Directors shall vote to approve such transfer.

         In the case one Party wishes to assign its rights ad obligations in the Company to its subsidiary, the subsidiary or the assignee shall be able to perform the same obligations as the transferring Party under the Contract and must undertake all the rights and obligations of the transferring Party under the Contract. Upon satisfaction of the above conditions, the other Parties shall prompt their appointed directors of the Board to vote for it at the meeting of the Board of Directors of the Company. However, such assignment shall be subject to the consent of the Lenders and shall not adversely affect the business of the Company and the performance of this Contract.

         Any above mentioned disposal of the right and interest in the registered capital shall be made only after their respective subscribed Registered Capital is completely paid, the construction of the Project is completed and all units have entered into commercial operation.

         Article 19. If there is any change to the major shareholders or department-in-charge of the Parties, the Party for which a change has occurred shall so inform the other Parties in writing immediately.

         Any change in the organization or structure of any Party to this Contract shall not affect its rights and obligations as stipulated in this Contract.




                                   Chapter 10
                         Responsibilities of the Parties

        Article 20. The Parties shall be respectively responsible for the following matters:

         (a)      Responsibilities of Party A:

                  (i) Providing its registered capital contribution in accordance with this Contract.

                  (ii) Obtaining from the relevant PRC government departments the approvals, the registration and Business License of the Company, and handling other matters relating to the establishment of the Company;

                  (iii)  Handling other matters entrusted to it by the Company;

                  (iv) Assisting the Company in obtaining the financing required by the Project from domestic or foreign financial institution and provide guarantee or counter-guarantee for the financing required by the Project.

                  (v) Assisting the Company in obtaining the rights, permits and Clearances for the use of access to infrastructure facilities such as land, water, power, transportation, etc.;

                  (vi) Assisting the Company in obtaining preferential treatments provided under the laws of China;

                  (vii) Assisting the Company with application for licenses for importation of equipment and the reduction or exemption of import customs duties;

                  (viii) Assisting the Company with application for obtaining the related approvals ad permits required by the electric industry; and

                  (ix)   Assisting in handling matters related to the Company.

         (b)      Responsibilities of Party B:

                  (i) Providing its registered capital contribution in accordance with this Contract;

                  (ii) Obtaining the approvals and cooperation required by the Project from Jiangsu Province;

                  (iii)  Handling other ratters entrusted to it by the Company;

                  (iv) Assisting in obtaining the approval, registration, Business License from relevant government departments, and handling other matters concerning the establishment of the Company;

                  (v) Assisting the Company in obtaining the financing required by the Project from domestic or foreign financial institutions and providing guarantee or counter-guarantee for the financing required by the Project;

                  (vi) Assisting the Company in obtaining preferential treatments provided under the laws of China;

                  (vii) Assisting the Company with application for licenses for importation of equipment and the reduction or exemption of import customs duties;

                  (viii) Assisting the Company in handling matters concerning the sale of electricity to Jiangsu Province; and

                  (ix)   Assisting in handling matters related to the Company.

         (c)      Responsibilities of Party C:

                  (i) Providing its registered capital contribution in accordance with this Contract;

                  (ii) Obtaining the approvals and cooperation required by the Project from Shanxi Province;

                  (iii)  Handling other matters entrusted to it by the Company;

                  (iv) Assisting in obtaining the approval, registration, Business License from relevant government departments, and handling other matters concerning the establishment of the company;

                  (v) Assisting the Company in obtaining the financing required by the Project from domestic or foreign financial institutions and providing guarantee or counter-guarantee for the financial required by the Project;

                  (vi) Assisting the Company with application for obtaining the rights, permits and Clearances for the use of access to infrastructure facilities such as land, water, power, transportation, etc.;

                  (vii) Assisting the Company in obtaining preferential treatments provided under the laws of China;

                  (viii) Assisting the Company with application for licenses for importation of equipment and the reduction or exemption of import customs duties;

                  (ix) Assisting the Company to buy coal at the price applied by Shanxi Provincial Power Company to its power plants.

                  (x) Assisting the Company with application for preferential treatment of local taxes; and

                  (xi)   Assisting in handling matters related to the Company.

         (d)      Responsibilities of Party D:

                  (i) Providing its registered capital contribution in accordance with this Contract.

                  (ii) Obtaining approvals and cooperation required by the Project from Shanxi Province;

                  (iii)  Handling other matters entrusted to it by the Company;

                  (iv) Assisting in obtaining the approval, registration, Business License from relevant government departments, and handling other matters concerning the establishment of the Company;

                  (v) Assisting the Company in obtaining the financing required by the Project from domestic or foreign financial institutions and providing guarantee or counter-guarantee for the Company on the financing required by the Project;

                  (vi) Be responsible for applying and obtaining for the Company the rights or permits for the use of access to infrastructure facilities such as land, water, power, transportation, etc.;

                  (vii) Assisting the Company in obtaining preferential treatments provided under the laws of China;

                  (viii) Be responsible for applying for the license for
                         importation of equipment, and the reduction or exemption of import customs duties for the Company;

                  (ix) Assisting the Company to buy coal at the price applied by Shanxi provincial Power Company to its power plants;

                  (x) Assisting the Company with application for preferential treatment of local taxes;

                  (xi) Assisting the Company with application for related approvals and permits required by the electric industry;

                  (xii) Executing EPC Contract with the Company and implementing the obligations thereunder;

                  (xiii) Executing O&M Contract with the Joint Venture Company and implementing the obligations thereunder; and

                  (xiv)  Assisting in handling matters related to the Company.

         (e)      Responsibilities of Party E:

                  (i) Providing its registered capital contribution in accordance with this Contract;

                  (ii) Obtaining approvals and cooperation required by the Project from Jiangsu Province;

                  (iii)  Handling other matters entrusted to it by the Company;

                  (iv) Entering the Power Purchase Contract with the Company and taking the obligations thereunder;

                  (v) Assisting in obtaining the approval, registration, Business License from relevant government departments, and handling other matters concerning the establishment of the Company;

                  (vi) Assisting the Company in obtaining the financing required by the Project from domestic or foreign financial institutions and providing guarantee or counter-guarantee fro the financing required by the Project;

                  (vii) Assisting the Company in obtaining preferential treatments provided under the laws of China;

                  (viii) Assisting the Company with application for importation of equipment and import licenses, and the reduction or exemption of import customs duties;

                  (ix) Assisting the Company with application for related approvals and permits required by the electric industry;

                  (x)    Assisting in handling matters related to the Company.

         (f)      Responsibilities of Party F:

                  (i) Providing its registered capital contribution in accordance with this Contract;

                  (ii) Assisting in obtaining the approval, registration, Business License from relevant government departments, and handling other matters concerning the establishment of the Company;

                  (iii)  Handling other matters entrusted to it by the Company;

                  (iv) Assisting the Company in obtaining Financing required by the Project through domestic or foreign financial institutions;

                  (v) Assisting the Company in obtaining preferential treatment provided under Chinese law and policies;

                  (vi) Assisting the Company in obtaining advanced management techniques and power generating technologies;

                  (vii) Assisting the Company with application for importation of equipment and export licenses, and the reduction or exemption of export customs duties;

                  (viii) Assisting in handling matters related to the Company.

                                   Chapter 11
                               Board of Directors

         Article 21. The Company shall establish a Board of Directors which shall be the governing body of the Company.

         Article 22. The Board of Directors shall be composed of nine persons of which two Directors are from Party A; two from Party B; one from Party C; one from Party D; one from Party E and two from Party F. The Chairman of the Board of Directors shall be appointed by Party A, and three Vice Chairmen shall be appointed respectively by Party F, B and C. The term of the Chairman, Vice Chairman and the directors positions shall be three years and they may serve a consecutive term if reappointed upon expiration of the term.

         Article 23. The Chairman of the Board is the legal representative of the Company. Should the Chairman be unable to exercise his responsibility for some reasons, a Vice Chairman shall be authorized to assume the responsibilities of the Chairman.

         Article 24. The Board of Directors shall convene at least two meetings each year. The meetings shall be called and presided over by the Chairman. Upon motion by one third or more of the directors, the Chairman shall convene interim meetings of the Board of Directors. Minutes shall be kept for each meeting of the Board of Directors, signed by each director in attendance, and placed on file at the Company.

         Article 25. Two-thirds of the Directors present in person or by proxy shall constitute a quorum for any meeting of the Board of Directors. In addition, any such meeting shall be effective only when it is attended by at least one Director or his proxy from each Party. However, if a Director of a Party does not attend the Board meeting in person or by proxy without any justifiable reasons, such Director shall be deemed to have attended the meeting and abstained from voting, and the meeting can be validly convened. Any Director of the Board who is not able to attend any meeting of the Board shall in proxy entrust another person to be present at such meeting on his behalf. The proxy shall be in writing and shall state the scope of the powers entrusted by such Director.

        Article 26. When the Board of Directors vote, each director shall have equal voting rights.

        Article 27. The following matters shall be discussed and decided by the
                    Board of Directors:

         (a)      Amendments of the Articles of Association of the Company;

         (b)      Termination, liquidation and dissolution of the Company;

         (c) Contribution, increase, reduction of the registered capital of the Company or assignment of right and interest in registered capital including assignment and disposal pursuant to and in accordance with Article 18 hereof;

         (d)      Merger of the Company with other economic entities;

         (e)      Adjustment of the amount of total investment of the Project;

         (f) Execution, amendment, termination, substitution, assignment or any other action by the Company of or under any Project Documents;

         (g) The Company's annual financial budget, proposal for covering the deficit of the Company, power price adjustment application report, and the ratio of allocations to all kinds of funds as stipulated by laws as well as approval of employee salary level, pensions subsidy, benefit and bonus plan, labor and personnel policies, and any amendments thereto;

         (h) Any material economic decisions in addition to the Company's annual financial budget, including but not limited:

                  (1) Entering into any contract beyond the amount limit which shall be determined by the Board of Directors per year or contract with a term of implementation more than 1 year; if such contracts are a series of related contracts, the amount of which shall be in the aggregate;

                  (2) Any foreign currency-denominated payment exceeding US$100,000 per payment or US$500,000 per year;

                  (3) Making draws under the construction loans borrowed to finance the Project;

                  (4) Making of loans, or entering into other financing arrangements;

         (i) Issuing guarantees in the name of the Company, pledge, assignment or mortgage of assets of the Company;

         (j) Repayment of loans except as set forth in the original amortization schedule of such loans;

         (k)      Contracts between the Company and the Parties;

         (l) Types, amounts, term, modification or termination, of any insurance to be carried by the Company, appointment or dismissal of accounting firm, financial and legal advisors;

         (m) Appointment, dismissal or rewards and penalties of the General manager, deputy general manager, financial controller, or other higher officials of the Company;

         (n)      Establishment of subsidiaries or branches of the company;

         (o) Establishment and adjustment of the internal structure of the Company;

         (p) Formulation or amendment of accounting system and other material management systems of the Company; and

         (q) Other matters for decision as deemed necessary by the Board of Directors.

         When the Board of Directors decides matters set forth above, unless otherwise stipulated by it, item (a) to item (n) shall be approved unanimously by the all the directors or their proxies present at the meeting; item (o) to item (p) shall be approved by at least two-thirds of the directors or their proxies present; the unlisted matters shall be decided through majority vote by all the directors or their proxies present.

                                   Chapter 12
                      Operation and Management Organization

         Article 28. The Company shall establish an operation and management organization that will be responsible for the day-to-day management of the Company. The operation ad management organization shall have one general manager and three deputy general managers. The selection and appointment of the general manager and deputy general managers and their duties shall be set forth in the Articles of Association.

         Article 29. The general manager shall be responsible to the Board of Directors. The general manager shall be responsible for the day-to-day administrative work of the Company, handling matters pertaining to construction, operation, and business development. When handling key issues the general managers all consult with the deputy general managers; deputy general managers shall assist the general manager with his work. The general manager shall make periodic reports to the Board of Directors.

                                   Chapter 13
                 Profits, Distribution, Risks and Losses Sharing

         Article 30. In accordance with the stipulations of Chinese law, the Company shall make allocations from its after-tax profits for reserve fund, employee bonus and welfare fund as well as enterprise development fund. The proportion of allocation for each year shall be determined by the Board of Directors, however, it shall not exceed 12.5% of after-tax profit.

         Article 31. The Company shall distribute the profit upon the decision of the Board of Directors as per Article 32 after the Company has paid taxes according to the laws and regulations of China, repaid the principal and interest in the current year as per the executed Loan Agreement and made allocation to the funds stipulated under Article 30.

         Article 32. The Company shall make final profit distribution each year base don the distributable after-tax profit after financial settlement. The distributable profit of the Company shall be distributed based on fixed amount, certain percentage and in the following order:

         1. For the first five years after the establishment of the Company, the Company shall not distribute profit if there is no profit; if the Company has distributable profit, it shall be distributed among all the Parties in proportion to their contribution to the registered capital.

         2. Starting from the 6th year of the establishment of the Company, Party F shall receive a fixed amount of [***] million each year out of the distributable profit.

         3. Surplus profit after distribution pursuant to the above Article 32
(2) clause shall be distributed among the Parties in proportion to their contribution to the registered capital.

                                     [***]

         Article 33. The profit distribution shall be calculated in U.S. Dollars. The Company shall pay profits of the Company in RMB to Party A, Party B, Party C, Party D and Party E. At least [***] of Party F's profit shall be paid in RMB, whereas the remainder shall be paid to Party F in U.S. Dollars. Distributions in RMB above [***] to Party F shall be the average price of the buying and selling price published by the People's Bank of China on the date of payment.

                                     [***]

         Article 34. No profits shall be distributed until the losses of the previous fiscal year have been made up. Undistributed profits from the previous fiscal year shall be distributed together with the profits of the current fiscal year.

         Article 35. The company shall be responsible to convert RMB into U.S. Dollars for the portion of profit that shall be distributed in U.S. Dollars to Party F according to the relevant foreign exchange administration rules of the State.

                                   Chapter 14.
                           Construction of the Project

         Article 36. The land issues of the Project of the Company shall be handled according to the stipulations as follows:


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                  (a) the Company will enter into Right of Ways and Land Lease Contract with relevant land management authorities and the Company shall have proprietary right of use on the land during the entire joint venture term (including any advancement or extension) and all necessary right of enough access to the Land and public roads nearby.

                  (b) the Company hereby entrusts Party D to apply, under the name of the Company, the land use certificate for the use of Land proprietorial from the relevant land management authority. Such Land use right shall be free from any guarantee (including but not limited to mortgage, pledge or lien) or lease.

                  (c) the prepaid money, expenses prepaid by the Parties for getting the land use right prior to capital contribution, after being audited by relevant authorities and the Company, shall be reimbursed by the Company to such Party immediately after the initial injection of the registered capital of the Parties, plus the interest on such prepaid expenses calculating form the date of prepayment to the date of reimbursement. The interest thereon shall be determined according to the interest rate quoted by the State Development Bank for the loan of similar term.

         Article 37. The Parties agree that, during the construction of the Power Plant, a portion of the equipment for the Project shall be foreign manufactured and warranted equipment, specifically, steam turbines, generators, boilers and power plant control systems. At the same time the Parties agree that the Company will maximize the use of Chinese labor, raw materials and equipment in order to lower the costs of the Project and the electricity price.

         Article 38. Party D shall undertake the construction of the Project by entering into an EPC Contract with the Company on fixed schedule, fixed price, turnkey EPC basis. The EPC Contract shall include articles on liquidated damages acceptable to the investors and the General Contractor. The Company shall not take the risk of construction of the Project. Force Majeure events shall be dealt with in accordance with relevant articles of the EPC Contract.

         Article 39. The general contractor shall, in accordance with the terms and conditions of the EPC Contract, be responsible for the design, procurement, construction, test run of the Power Plant and take all the liabilities before the delivery of the completed Power Plant to the Company in accordance with acceptance standards in EPC Contract. The General Contractor shall sign the Equipment Procurement Contract (EP Contract) with the foreign equipment suppliers in the name of the Company which shall constitute a part of the EPC Contract. The General Contractor shall take all the responsibilities under EP Contract.

                                   Chapter 15
                   Operation and Management of the Power Plant

         Article 41. The Company shall be responsible for the management of the Power Plan and entrust Party D to be the Operation responsible for the operation of the Plant by way of executing O&M Contract with Part D. The Joint Venture shall not take any risk related to the operation and maintenance of the Power Plant. Force Majeure events shall be dealt wit in accordance with the relevant articles under O&M Contract entered into between the Joint Venture and the Operator.

         The O&M Contract shall include but not limited to the following:

                  a)  power generation according to Power Purchase Contract

                  b) the calculation formula, quota and payment method related to the operation cost

                  c)  calculation formula and payment method of management fee

                  d) assurance to keep the equipment in good form and safe operation

                  e) guarantee for liquidated damages and reward of excess power generation

         Article 42. Operation shall take all the liabilities under the Operation Contract for the operation of the Power Plant during the joint venture term to ensure the Company can sell the electricity as per the Power Purchase Contract.

                                   Chapter 16
                                      Fuel

         Article 43. The coal required by the Power Plant shall be supplied pursuant to the Coal Supply Contract which is entered into between the Company and the coal suppliers in Shanxi. Party C and Party D shall assist the Company to buy the coal at the price applied by Shanxi Provincial Power Company to its power plants to secure the long-term, steady and sufficient coal supply for production of the Power Plant.

                                   Chapter 17
                            Procurement of equipment

         Article 44. The Company can decide on its own to directly procure from local or foreign suppliers the equipment, material or other items required by the Joint Venture Company in accordance with relevant Chinese laws, and enter into equipment procurement contract with relevant suppliers.

                                   Chapter 18
                               Sale of Electricity

         Article 45. All the electricity produced by the Power Plant shall be purchased by Jiangsu Provincial Power Company pursuant to the Power Purchase Contract.

         Article 46. The electricity price shall be determined according to the principles of recovering all power generating costs, achieving the Reasonable Profit, timely repayment of principal and interest on loans, paying taxes and fees and allocating the three funds, based on annual average utilization hours of the Power Plant no less than [***] hours for the first [***] years and no less than [***] hours for the last [***] years of the term of the Joint Venture as well as other factors. The power price shall be adjusted once a year based on the generation cost, the repayment of principal and interest, exchange rate fluctuation, inflation and tax change, and timely adjusted upon occurrence of any special situation. Such electricity price principles shall be subject to the prior approval by the examination and approval authority for the electricity price.

         Power Purchase Contract shall have clauses on electricity payment and payment guarantee which shall be in accordance with the requirements of the Lenders.

         Article 47. The Company and the Parties shall utilize the Power Plan to generate and sell as much electricity as possible on the basis of [***] annual average utilization hours. Jiangsu Provincial Power Company shall purchase the electricity with no less than [***] of annual average utilization hours for the first [***] years of the term of the Joint Venture and no less than [***] annual utilization hours for the last [***] years of the term of the Joint Venture, and purchase as much excess electricity produced by the Power Station as possible.

                                   Chapter 19
                            Project Development Costs

         Article 48. The costs that have been paid by the Parties related to Project development shall be in accordance with relevant provisions of the State and shall be processed as follows:

                  (a) Costs incurred and prepaid for prior to the establishment of the Company by Parties A, B, C, D and E on behalf of or for the Yangcheng Power Station Preparatory Office, shall be reimbursed by the Company to such Parties immediately after the initial injection of the registered capital, plus the interest calculated based on the interest rate quoted by the State Development Bank of China for the loan of similar term.

                  (b) Costs incurred by the Preparatory Office in Beijing prior to the establishment of the Company, except for the salaries of the Parties' representatives, business travel expenses and communication expenses, shall be reimbursed by the Company to such parties immediately after the initial injection of the registered capital, plus the interest calculated based on the


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

                           interest rate quoted by the State Development Bank of China for the loan of similar term.

                           The costs incurred as above-mentioned in (a) and (b) upon the approval of the Board of Directors after the establishment of the Joint Venture shall be reimbursed by the Company.

                  (c) In the event of early termination of the Company within 3 months of the establishment of the Company, the expenses of the Preparatory Office prepaid by one or several Parties shall be shared by all the Parties in proportion to their contributions to the registered capital, subject to the unanimous approval of the Board of Directors.

                                   Chapter 20
                                Labor Management

         Article 49. All matters concerning labor management of the Company, including the establishment of a trade union organization, the conclusion of labor contracts between the Company and the individual workers and staff members of the Company, and the recruitment, compensation, bonuses, dismissal, welfare benefits and labor insurance of workers and staff members shall be handled in accordance with the applicable laws and regulations of the PRC and the decisions of the Board of Directors.

         Article 50. The Company shall allot each month an amount of money equal to two percent (2%) of the total amount of the actual wages of the staff and workers of the Company as the funds of the Trade Union, which shall be used by the trade union of the Company in accordance with the Measures on Management of Trade Union Funds formulated by the All China Federation of Trade Unions.

                                   Chapter 21
                                    Taxation

         Article 51. The Company shall pay taxes in accordance with the stipulations of the relevant laws and regulations of the PRC.

         Article 52. The Company shall do its best to obtain the benefits of all of the tax exemptions, reductions and preferences as provided under the laws and regulations of the PRC.

         Article 53. Employees and workers of the Company shall pay individual income tax according to the relevant laws and regulations of the PRC.

                                   Chapter 22
                       Financing, Accounting and Auditing

         Article 54. The Company shall adopt the RMB as its accounting unit. The exchange rate of conversion of foreign currency into RMB in the accounts shall be carried out according to relevant accounting rules.

         Article 55. The Company shall adopt accounting principles in accordance with the provisions of applicable Sino-foreign cooperation joint venture accounting regulations.

         Article 56. The fiscal year of the Company shall be from January 1 to December 31 of each year. All vouchers, receipts, and account books used in the keeping of accounts shall be written in Chinese. Upon the reasonable request of Party F, the Company may provide English translations of such vouchers, receipts and account books necessary for Party F. All financial statements shall be written in both the Chinese language and the English language.

         Article 57. With respect to the financial auditing of the Company, an independent auditor registered in China shall be retained to do examination and verification. The examination and verification report written both in Chinese and English shall be submitted to the Board of Directors.

         Article 58. Within ten days after the end of each month, the Company shall submit financial statements of the Company for the previous month to the Parties. Within twenty days after the end of each quarter, the Company shall submit the financial statements of the Company for the previous quarter to the Parties. In the first month of each fiscal year the general manager and the chief accountant of the Company shall work out and submit balance sheet, cash flow statements, profits and losses statements and profit distribution plan pursuant to the Contract for the previous year to the Board of Directors for examination and approval, and at the same time also to the Parties.

         Article 59. In the event any Party would like to employ its own independent auditor at its own cost to undertake checking and examination of the Company accounts and financial statements, the Company shall provide convenience as long as the work of the auditor does not affect the normal operation of the Company.

                                   Chapter 23
               Liability for Breach of Contract and Force Majeure

         Article 60. If any Party fails to make its capital contributions in the amounts and at the time as set forth in Article 8 and Article 11 of this Contract, commencing from the first day of arrears, the breaching Party shall pay a daily penalty for breach of Contract to the non-breaching Parties which is equal to [***] of the contribution in arrears and which shall be shared by the non-breaching Parties in proportion to their contributions to the registered capital. If a contribution is in arrears for 3 months, the non-breaching Parties shall have the right to terminate this Contract or supersede the status of the breaching Party, and make such capital contribution to the Company that should be contributed by the breaching


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

Party, and at the same time enjoy the corresponding rights and interests in the Company that should be enjoyed by the breaching Party. Such suppression shall be approved by the original examination and approval authority and registered with the administration of industry and commerce. The non-breaching parties may claim the compensation from the breaching Party for the losses resulting from its failure to make its capital contribution according to the law. However, in the event that the Project Documents required by the Project can not be implemented due to heir inexecution, or, the necessary approval required by the Project can not be obtained within 3 months of the establishment of the Company, the Parties shall not be liable for any default and damage incurred thereof.

         Article 61. When this Contract or its Appendices cannot be performed or cannot be performed completely because of the fault of one of the Parties, the Company and the non-breaching Parties shall send a notice to the breaching Party requiring it to rectify its default within 30 days from receipt of such notice. If within such period rectification has not been made by the breaching Party, it shall be considered to constitute a breach of this Contract and the breaching Party shall be liable for compensating the Company and the non-breaching Party for the losses suffered. If more than one Party is in default, each breaching Party shall, in accordance with the actual circumstances, respectively bear its share of the liability for breaching the Contract.

         Article 62. Failure of a Party to execute its rights or take any actions in connection with a breach of this Contract by any other Party shall not be deemed to be a waiver of the rights relating to the breaching Party's liabilities or obligations. Any waiver at any time, by a Party, of any of its rights with respect to a certain breach of the other Parties or with respect to the other matters resulting from such breach, shall not be considered a waiver of any other rights with respect to another subsequent breach or other matters arising from such breach.

         Article 63. When the performance of this Contract is directly affected or this Contract cannot be performed according to the agreed terms because of earthquake, typhoon, flood, fire, war and other events of force majeure that are unforesseable and of which the occurrence and consequences cannot be prevented or avoided the Party that encounters the above-mentioned events of force majeure shall immediately inform the other Parties by facsimile, and, within 15 days, provide details of the event, together with a valid certifying document evidencing the reasons for which the Contract cannot be performed or cannot be performed in part or for which performance needs to be delayed. Such certifying document shall be provided by the local notarial office where the force majeure occurred. In accordance with the degree of impact of the event on the performance of the Contract, the Parties shall discuss and decide on the extension of the term of the Joint Venture, or whether to terminate this Contract, or whether there is to be full or partial exemption from responsibility for performing the Contract, or whether the performance of the Contract is to be delayed, provided that the Party that encounters an event of force majeure must use its best efforts to perform its obligations under the Contract and to reduce the loses to the other Parties or to the Company arising from the event of force majeure, before it can be excused from liability for a breach of contract. If the event of force majeure shall occur and be continuing for a period of more than 120 days, the Board of Directors at the request of at least tow Directors, shall meet to determine first whether to extend the term of the Joint Venture, or to terminate this Contract.


                                   Chapter 24
                       Term and Termination of the Company

         Article 64. The term of the Company shall be 20 years commencing from the date of the issuance of the Business License.

         In the event that the commercial operation of the Project is delayed or suspended for an accumulated period of 6 months due to any Force Majeure event, or any events unforeseeable and uncontrollable by the Company, the Parties and the Board of Directors shall unanimously agree to apply for a corresponding extension of the term of the Company, and submit application to the original examination and approval authority for approval at least six months before the expiration of the Company's term.

         Article 65. Before the expiration of the term of the Company, upon the occurrence of the following events under subsections (a) and (b) below, the Board of Directors shall meet to discuss remedy for the occurred events, if no remedy is effective, then with the unanimous approval of the Board of Directors, this Contract may be terminated and the Company may be dissolved. Upon the occurrence of the following events under subsections (c), and (d) below, the Parties agree that the Board of Directors, upon receipt of any Party's notice in writing, shall meet to discuss a remedy for the occurred events, if no remedy is effective, then the Board of Directors shall unanimously agree to terminate this Contract and dissolve the Company. Any of the above early termination case shall be submitted to the original approval authority for approval.

         When any situation described in (e) occurs, the non-breaching Party has right to apply by itself to the original examination and approval authority to terminate the Contract and dissolve the Company, and also has the right to request the breaching Party(s) to indemnify any losses incurred to the non-breaching Party and the Company. Any Party in violation of any of the Project Documents shall bear relevant responsibility as per the relevant clauses of such Project Document.

         (a)      Any situation described in Article 63 of this Contract occurs;

         (b) The Company is unable to continue its business due to serious economic losses and such situation has lasted for one year;

         (c) The Company fails to achieve its business objectives due to material change of Chinese law and policies pursuant to
                  Article 17 of this Contract, or due to the revocation, suspension or termination of the governmental approvals required by the Project;

         (d) The EPC Contract, Power Purchase Contract, the Coal Supply Contract, the Operation Contract, Interconnection and Dispatch Agreement, RMB Loan Agreement or U.S. Dollar Loan Agreement are terminated or abandoned; or

         (e) One or several Parties fail to perform their major obligations under the Contract or Project Documents, and such situation is not effectively cured within 30 days of its occurrence.

         Article 66. Except for the occurrence of the situation described in
Article 65, after the contribution of each Party to the registered capital and financial closing, prior to the repayment of the principal and interest of loan, the Company shall not be terminated.

                                   Chapter 25
                           Disposal of Assets in the Dissolution of the Company

         Article 67. Upon the expiration of the term of the Company or upon any termination before such expiration, the Board of Directors shall put forward the principles and procedures of the liquidation of the Company in accordance with the Articles of Association, and organize the liquidation committee to conduct the matters with respect to the liquidation of the Company. The Board of Directors shall submit its proposal to the relevant governmental competent authority.

         Article 68. The liquidation of the Company shall be conducted under the supervision of the relevant competent governmental authority and the laws of the PRC. The assets of the Company shall be disposed and distributed according to the stipulated procedures and principles of the liquidation.

         Article 69. According to relevant laws and regulations of China, in the event of liquidation upon or prior to the expiration of the Company, the Company, after having paid the liquidation expenses, shall repay its debt in the following order:

         (a)      the salaries of employees and labor insurance cost

         (b)      the Company's taxes in arrears

         (c)      the Company's debt

In case the proceeds form the liquidated assets are insufficient to repay in sequence the debt in the same category, the proceeds shall then be distributed on pro rata basis within such category.

         Article 70. In the event of liquidation upon the expiration of the term of the Company, after the debt is paid in the stipulated order under Article 69, Party F shall agree to transfer all of its rights and interests in the Company to the five Chinese parties for free, withdraw from the Company, refrain from involving in distribution of assets conducted by the Company thereafter. The five Chinese parties have the right to continue or terminate the business of the Company with the remaining assets being distributed among the five Chinese parties in proportion to their capital contributions.

         Article 71. In the event of termination prior to the expiration of the term of the Company due to the occurrence of the situation described in Article 63, liquidation of the Company shall be conducted. After the debt is paid in the order stipulated in Article 69, the remaining assets shall be distributed among all the Parties first to ensure each Party has achieved same financial internal return rate, and then be distributed among all the Parties in proportion to their contribution of registered capital.

         Article 72. Except for any situation described under Article 63, in the event of liquidation prior to the expiration of the term of the Company, after the debt is paid according to the stipulated order under Article 69, and the Company has made up for the full amount of Party F's Reasonable Profit to be calculated as of the date of early termination with the remaining assets. Party F shall agree to transfer all its rights and interests in the Company to the five Chinese parties for free. Thereafter, Party F shall withdraw from the Company and refrain from involving in the distribution of assets conducted by the Company. The five Chinese parties have the right to continue or to terminate the business of the Company with the remaining assets being distributed among the Chinese parties in proportion to their capital contributions.

         In the event of termination prior to the expiration of the term of the Company due to the breach of Contract by one or several Parties, the stipulations in Article 60, Article 61, and Article 62 shall be applied. Thereafter, the Company shall conduct the liquidation according to the laws and provisions of the Contract.

         Article 73. During the period of liquidation, the liquidation committee shall sue and defend on behalf of the Company. After the liquidation of the Company is completed, the liquidation report shall be formulated by the liquidation committee and submitted to the Board of Directors for approval and reported to the relevant Chinese competent governmental authority.

                                   Chapter 26
                                    Insurance

         Article 74. The insurance policies that the Company purchases on various kinds of risks shall be purchased from Chinese insurance companies or insurance companies allowed by Chinese law based on commercially reasonable principles. The types of insurance, amount of insurance, and term shall be discussed and decided by the Board of Directors.

                                   Chapter 27
                    Applicable Law and Settlement of Disputes

         Article 75. The execution, validity, interpretation, performance and settlement of disputes under this Contract shall all be governed by the laws of China.

         Article 76. With respect to any dispute arising out of the performance of this Contract, the Parties through the Board of Directors shall use their good faith best efforts to settle such dispute through friendly consultation.

         Article 77. If a dispute cannot be resolved through consultation, upon agreement of the Parties, the dispute may be submitted to a mixed conciliation committee for conciliation at a location and in a manner to be agreed by the Parties. The conciliation committee shall be composed of one member of the American Arbitration Association and one member of the China International Economic Trade Arbitration Commission. The responsibility of the conciliation committee shall be to seek a solution to the dispute. Within one month of the submission of the dispute to it, the conciliation committee shall put forward a conciliation plan for the Parties. If any of the Parties does not accept the conciliation plan, then the dispute shall be submitted to arbitration according to the provisions of this Chapter.

         Article 78. Arbitration shall be conducted at the Singapore International Arbitration Center according to the UNICITRAL Rule by an arbitration tribunal composed of three (3) arbitrators. The award of such arbitration shall be the final and binding to the Parties.

         Article 79. In the course of the arbitration, this Contract shall continue to be executed except for the parts in dispute and being arbitrated.

                                   Chapter 28
                               Language and Copies

         Article 80. The Chinese version and the English version of this Contract shall be equally authentic.

             Article 81. This Contract is executed in ten original copies both in Chinese and English, and each Party shall retain one copy of each such version, one copy of such version will be submitted to the authority in charge of the examination and approval of the contract, one copy of such version will be submitted to the department responsible for industry and commerce, and two copies of such version will be submitted to the Company for its records. The copies may be separately sent to the relevant PRC departments.

                                   Chapter 29
                                     Notices

         Article 82. Notices or other communication required to be given pursuant to this Contract shall be written in Chinese and English, and delivered personally or sent in letter form, telex or facsimile to the legal address of such Party as follows:

Party A:

North China Electric Power Group Corporation
Legal address:    32  Zao Lin Qian Street,
                  Xuan Wu District,
                  Beijing, People's Republic of China
Tel:              (010)    63543377
Fax:              (010)    63543377 - 2296


Party B:

Jiangsu Province Investment Corporation
Legal address:    No.5 Shanghai Road
                  Nanjing, Jiangsu Province
                  People's Republic of China
Tel:              (025)    6651624
Fax:              (025)    6611119


Party C:

Shanxi Energy Enterprise (Group) Company
Legal address:    Building 10 Guo Shi Street
                  Taiyuan, Shanxi Province
                  People's Republic of China
Tel:              (0351)   3090208
Fax:              (0351)   3090206


Party D:

Shanxi Provincial Power Company
Legal address:    12 Nan Xiao Qiang
                  Taiyuan, Shanxi Province
                  People's Republic of China
Tel:              (0351)   2023511
Fax:              (0351)   4012296


Party E:

Jiangsu Provincial Power Company
Legal address:    20 Beijing West Road
                  Nanjing, Jiangsu Province
                  People's Republic of China

Tel:              (025)    6637312
Fax:              (025)    3307576


Party F:

AES China Generating Co. Ltd.
Legal address:    9/F., Allied Capital Resources Bldg.,
                  32-38 Ice House Street,
                  Central, Hong Kong
Tel:              (852)    28425111
Fax:              (852)    25301673

                                   Chapter 30
                         Effectiveness and Miscellaneous

         Article 83. This Contract shall supersede all prior agreements, understandings, covenants and representations of the Parties with respect to the subject matter hereof.

         Article 84. Nothing in this Contract is intended to confer upon any Party the rights or authority to individually bind the Company or other Parties, expressly or implicitly, to any agreement, obligation or commitment.

         Article 85. This Contract, after formal execution by duly authorized representatives of each Party, shall come into effect at the date of the approval of MOFTEC.

         Article 86. Any amendment to this Contract shall be subject to unanimous agreement of the Parties and shall come into effect upon approval of MOFTEC.

         Article 87. This Contract is executed by duly authorized representatives of each Party in Beijing, China in August 1996.

North China Electric Power Group Corporation as Party A

By:____________________________________________
Title:



Jiangsu Province Investment Corporation as Party B

By:____________________________________________
Title:



Shanxi Energy Enterprises (Group) Company as Party C

By:____________________________________________
Title:



Jiangsu Provincial Power Company as Party E

By:____________________________________________
Title:



AES China Generating Company, Ltd. as Party F

By:____________________________________________
Title:

                                TABLE OF CONTENTS

                                                                 PAGE


CHAPTER 1


GENERAL PRINCIPLES.................................................2


CHAPTER 2


DEFINITIONS........................................................2


CHAPTER 3


PARTIES TO THE JOINT VENTURE.......................................4


CHAPTER 4


ESTABLISHMENT OF THE COMPANY.......................................4


CHAPTER 5


BUSINESS PURPOSE AND SCOPE.........................................5


CHAPTER 6


TOTAL INVESTMENT AND REGISTERED CAPITAL............................5


CHAPTER 7


FINANCING AND COOPERATION CONDITION................................6


CHAPTER 8


FAVORABLE TREATMENT TO THE COMPANY.................................7


CHAPTER 9


ASSIGNMENT OF RIGHT AND INTEREST IN REGISTERED CAPITAL.............7


CHAPTER 10


RESPONSIBILITIES OF THE PARTIES....................................8


CHAPTER 11


BOARD OF DIRECTORS................................................13


CHAPTER 12


OPERATION AND MANAGEMENT ORGANIZATION.............................15

CHAPTER 13


PROFITS, DISTRIBUTION, RISKS AND LOSSES SHARING...................16


CHAPTER 14.


CONSTRUCTION OF THE PROJECT.......................................17


CHAPTER 15


OPERATION AND MANAGEMENT OF THE POWER PLANT.......................18


CHAPTER 16


FUEL..............................................................19


CHAPTER 17


PROCUREMENT OF EQUIPMENT..........................................19


CHAPTER 18


SALE OF ELECTRICITY...............................................19


CHAPTER 19


PROJECT DEVELOPMENT COSTS.........................................20


CHAPTER 20


LABOR MANAGEMENT..................................................21


CHAPTER 21


TAXATION..........................................................21


CHAPTER 22


FINANCING, ACCOUNTING AND AUDITING................................21


CHAPTER 23


LIABILITY FOR BREACH OF CONTRACT AND FORCE MAJEURE................22


CHAPTER 24


TERM AND TERMINATION OF THE COMPANY...............................24


CHAPTER 25


DISPOSAL OF ASSETS IN THE DISSOLUTION OF THE COMPANY..............25

CHAPTER 26


INSURANCE.........................................................26


CHAPTER 27


APPLICABLE LAW AND SETTLEMENT OF DISPUTES.........................26


CHAPTER 28


LANGUAGE AND COPIES...............................................27


CHAPTER 29


NOTICES...........................................................27